UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 14, 2002
                Date of Report (Date of earliest event reported)

                            FIRST BANKS AMERICA, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-8937                  75-1604965
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


             550 Montgomery Street, San Francisco, California 94111
               (Address of principal executive offices) (Zip code)


                                 (415) 781-7810
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



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                            First Banks America, Inc.

                                Table of Contents





                                                                          Page
                                                                          ----

Item 5.    Other Events and Regulation FD Disclosure..............          1

SIGNATURES........................................................          2


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               Item 5 - Other Events and Regulation FD Disclosure


         On August 14, 2002, First Banks America, Inc. issued a press release announcing an agreement in principle for the buyout of its publicly held common shares. A copy of this press release is attached as Exhibit 99.1.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               FIRST BANKS AMERICA, INC.




                               By:   /s/ James F. Dierberg
                                    ------------------------------------------
                                         James F. Dierberg
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer
August 14, 2002                          (Principal Executive Officer)





                               By:   /s/ Allen H. Blake
                                     -----------------------------------------
                                         Allen H. Blake
                                         President and Chief Financial Officer
August 14, 2002                          (Principal Financial and Accounting
                                         Officer)

                                                                   Exhibit 99.1


                            First Banks America, Inc.
                            San Francisco, California

Contact: Allen H. Blake                            Terrance M. McCarthy
         Executive Vice President and              Executive Vice President and
            Chief Financial Officer                   Chief Operating Officer
         First Banks America, Inc.                 First Banks America, Inc.
         (314) 592-5000                            (314) 592-5000

Traded:  NYSE

Symbol:  FBA and FBA'T


FOR IMMEDIATE RELEASE:

                First Banks America, Inc. Announces Agreement In
             Principle for Buyout of Its Publicly Held Common Shares

         San Francisco, California, August 14, 2002. As previously announced, First Banks America, Inc. ("FBA") has been considering a proposal made by its parent company, First Banks, Inc., St. Louis, Missouri ("First Banks") in which FBA would acquire all of its outstanding capital stock that is not already owned by First Banks. FBA presently has 801,653 shares, or approximately 6.24% of its outstanding common stock, held publicly. The other 93.76% is owned by First Banks. On April 25, 2002, FBA's Board of Directors formed a Special Committee, composed solely of directors who are not affiliated with First Banks, to analyze the terms on which such a transaction might be acceptable to FBA and would be considered fair to FBA's stockholders (other than First Banks) from a financial point of view.

         In addition, FBA previously announced that it would be conducting a rights offering for its public shareholders in which they would be entitled to subscribe for 7.15 shares of newly issued common stock for each 100 shares that they now own at a price of $32.50 per share. However, once the proposal was made to acquire the publicly held stock, this offering was delayed.

         On August 14, 2002, the Special Committee and First Banks agreed to a transaction in which all of the shares of common stock that are held publicly would be acquired at a price of $40.00 per share. In addition, the shareholders would be paid $.54 for each share owned representing the value they would have received if they had subscribed to the right to acquire 7.15 shares of stock for each 100 shares they owned at $32.50 per share, and then sold the shares for $40.00 per share. Consequently, if the transaction is completed, shareholders will receive a total of $40.54 per share for each share they own.

         The transaction is subject to the negotiation and execution of a definitive agreement and the approval of FBA's stockholders. It is anticipated the shareholders meeting to consider the transaction will be held in October 2002, with completion of the transaction by November 2002.

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